Exhibit 99.1

Better Choice Closes Third Tranche of Series F and Completes Equity Raise Totaling Cumulative $21.7M

Final Tranche is Anchored by Iconic Consumer Packaged Goods Private Equity Firm, Cambridge Companies SPG

NEW YORK, October 27, 2020 (GLOBE NEWSWIRE) -- Better Choice Company Inc. (OTCQB: BTTR) (“Better Choice” or “the Company”), an animal health and wellness company, today announced the closing of its third and final tranche of Series F equity capital. Cumulative funding totals $21.7M, with third round being anchored by consumer packaged goods (CPG) specialist Cambridge SPG. Management and Board members have committed more than $11M to the total financing and will own more than 50% of the Company on a fully diluted basis.

“We have been following the growth of Better Choice for the last 2+ years and are extremely excited to lead the Company’s final Series F round. We see tremendous growth potential for the pet health industry, specifically in Asia, and are excited to partner with Better Choice at a transformational point for the business,” said Filipp Chebotarev, Managing Partner and Chief Operating Officer of Cambridge SPG.

“The Company benefits from a first-mover advantage in its E-Commerce, Direct-to-Consumer and International channels. Throughout Covid-19, the pet industry has proven to be exceptionally resilient in times of economic volatility. We are excited about both the organic and M&A growth potential for Better Choice, and think the Company’s top-tier management team will be able to drive significant shareholder value going forward,” Chebotarev continued. For 2020, Cambridge SPG’s 27 portfolio companies will surpass more than $750M of cumulative annual revenue.

“We are very fortunate to have the continued support from our investment partners. Cambridge has a strong reputation in the CPG industry with a long track record of success in consumer products investing,” said Michael Young, Chairman of the Board of Better Choice.

Better Choice expects to generate revenue of approximately $45M in 2020 with approximately $30M of its sales expected to be generated online, which includes the sale of product to E-Commerce retailers such as Chewy and Amazon as well as direct-to-consumer sales through the Company’s online web platform. Direct-to-Consumer sales are expected to represent approximately $13M of sales, with strong recurring revenue. Industry-wide, the online sale of pet products has grown from 22% of sales in 2019, and is expected to exceed 30% of total sales in 2020.

International sales, which are sold through domestic distributors, have grown significantly, and are expected to generate $10M in 2020. The Company anticipates additional sales growth in 2021 of approximately 50% based on current quarterly run-rate figures in its key target markets, which include China, Korea, and Japan.

About Better Choice Company

Better Choice Company Inc. is a rapidly growing animal health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier and longer lives. We take an alternative, nutrition-based approach to animal health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted animal health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell most of our dog food, cat food and treats under the Halo and TruDog brands, which are focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Better Choice Company, Inc.
Werner von Pein, CEO

Investor Contact:

Red Chip Companies, Inc
Dave Gentry
407-491-4498
dave@redchip.com